Exhibit 99.1

PRA Group Announces Extension and Amendment of

North American Credit Facility

NORFOLK, Va., September 1, 2020 — PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, announced today that it extended and amended its North American credit facility on August 26, 2020. The amendment includes the following changes, among other items:

•	An additional term loan by certain lenders in an aggregate principal amount equal to $55.0 million, bringing the total term loan amount to $475.0 million.

•	A reduction in the aggregate commitments under the domestic revolving credit facility from $1.068 billion to $1.0 billion.

•	An increase in the aggregate commitments under the Canadian revolving credit facility from $50.0 million to $75.0 million.

•	Decreases in the London Interbank Offered Rate and Eurodollar base rate floors from 1.00% to 0.75% for revolving loans.

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Amendment of certain negative covenants, including that (i) investments by any loan party in any entity are permitted in an amount not to exceed 75% of the aggregate principal amount of any indebtedness in the form of additional convertible notes and/or certain unsecured financings incurred after August 1, 2020, (ii) the elimination of the cap on debt incurred pursuant to certain unsecured financings and (iii) increase of the Brazilian foreign subsidiary borrowing basket from $150.0 million to the greater of (a) $200.0 million or (b) 5% of the consolidated total assets and expanded to cover subsidiaries organized under all foreign jurisdictions.

•	Increase of the consolidated total leverage ratio from 3.00% to 3.50%.

•	Extension of the maturity date from May 5, 2022 to May 5, 2024.

“We believe the amendment and extension combined with our recent bond issuance will provide us with the funding needed to meet our expected investment opportunities. We appreciate the continued support and partnership from our lenders and their willingness to help us as we prepare for what we believe will be an increase in portfolio sales in the near future,” said Pete Graham, executive vice president and chief financial officer for PRA Group.

About PRA Group, Inc.

As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements

Statements made herein which are not historical in nature, including PRA Group, Inc.’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management’s current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.’s website and contain a detailed discussion of PRA Group, Inc.’s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Investor Contact:

Darby Schoenfeld, CPA

Vice President, Investor Relations

(757) 431-7913

Darby.Schoenfeld@PRAGroup.com

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